Exhibit 23.1

                       [Letterhead of Arthur Andersen AG]



February 19, 2001

                                                        Arthur Andersen AG
                                                        Peter Merian-Strasse 34
                                                        4052 Basel

                                                        Telefon 061-287-20-00
                                                        Fax 061-287-20-01



Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 2001 included in Ciba Specialty Chemicals Holding Inc.'s Form 20-F for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN AG

/s/ Eric G. Ohlund                          /s/ Markus Schweizer
------------------                          --------------------
Eric G. Ohlund                              Markus Schweizer